EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT

                          dated as of February 12, 2007

                                      among

                            FOAMEX INTERNATIONAL INC.

                                       and

                            THE HOLDERS NAMED HEREIN



















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                                TABLE OF CONTENTS

SECTION 1.DEFINITIONS..........................................................1

1.1.     Defined terms.........................................................1
1.2.     General interpretive principles.......................................3

SECTION 2.REGISTRATION RIGHTS..................................................3

2.1.     Shelf registration....................................................3

2.2.     Demand registrations..................................................4

2.3.     Incidental registrations..............................................7

2.4.     Black-out periods.....................................................9

2.5.     Registration procedures..............................................10

2.6.     Underwritten offerings...............................................14

2.7.     No inconsistent agreements; additional rights........................15

2.8.     Registration expenses................................................15

2.9.     Indemnification......................................................15

2.10.    Rules 144 and 144A...................................................18

SECTION 3.MISCELLANEOUS.......................................................19

3.1.     Existing Registration Statements.....................................19

3.2.     Term.................................................................19

3.3.     Injunctive relief....................................................19

3.4.     Attorneys' fees......................................................19

3.5.     Notices..............................................................19

3.6.     Successors, assigns and transferees..................................21

3.7.     Governing law; service of process; consent to jurisdiction...........21

3.8.     Headings.............................................................21

3.9.     Severability.........................................................21

3.10.    Amendment; waiver....................................................21

3.11.    Counterparts.........................................................22






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                          REGISTRATION RIGHTS AGREEMENT

             This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is dated as of February 12, 2007, by and among Foamex International Inc., a Delaware corporation (including as reorganized, the "Issuer"), and D. E. Shaw Laminar Portfolios, L.L.C., Goldman, Sachs & Co., Sigma Capital Associates, LLC, Par IV Master Fund, Ltd. and Sunrise Partners Limited Partnership (each, a "Significant Equityholder").

            WHEREAS, in connection with and pursuant to the Issuer's Second Amended Plan of Reorganization, dated November 27, 2006 (the "Plan"), the Issuer distributed to its equity holders as of the Record Date (as defined in the Plan)
(i) rights to purchase 2.506 shares of Common Stock (as defined herein) for each share of the Issuer's Common Stock then held, and (ii) rights to purchase 250.6 shares of Series B preferred stock for each share of the Issuer's preferred stock then held;

            WHEREAS, in connection with and pursuant to the Plan and the Call Option Agreement, dated as of February 1, 2007, by and among the Issuer and the Significant Equityholders, and subject to the terms and conditions set forth therein, the Significant Equityholders acquired from the Issuer a call option (the "Call Option") entitling the Significant Equityholders to purchase from the Issuer, at the Rights Offering Exercise Price (as defined in the Plan), any shares of Common Stock not subscribed for in the Rights Offering (as defined in the Plan); and

            WHEREAS, in connection with and pursuant to the Plan, the Issuer has agreed with the Significant Equityholders to provide certain rights as set forth herein.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Adverse Disclosure" means public disclosure of material non-public information, which disclosure in the good faith judgment of the Board of Directors after consultation with counsel to the Issuer (i) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (ii) would not be required to be made at such time but for the filing of such Registration Statement and (iii) would have a material adverse effect on the Issuer or its business or on the Issuer's ability to effect a material acquisition, disposition or financing.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Board of Directors" means the Board of Directors of the Issuer.

                  "Call Option" has the meaning set forth in the preamble hereto.

                  "Common Stock" means the common stock, par value $0.01, of the Issuer and any securities of the Issuer or any successor or assign of the Issuer into which such Common Stock is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise.

                  "Demand Registration" has the meaning set forth in Section 2.2(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the Securities Act.

                  "holder" or "holders" means any holder or holders of Registrable Securities who is a party hereto or who otherwise agrees in writing to be bound by the provisions of this Agreement pursuant to Section 3.6.

                  "Incidental Registration" has the meaning set forth in Section 2.3(a).

                  "Inspector" has the meaning set forth in Section 2.5(a)(xix).

                  "Issuer" has the meaning set forth in the preamble hereto and shall include the Issuer's successors by merger, acquisition, reorganization or otherwise.

                  "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

                  "Significant Equityholder" has the meaning set forth in the preamble hereto.

                  "Loss" has the meaning set forth in Section 2.9(a).

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "Person" means any individual, firm, limited liability company or partnership, joint venture, corporation, joint stock company, trust or unincorporated organization, incorporated or unincorporated association, government (or any department, agency or political subdivision thereof) or other entity of any kind.

                  "Plan" has the meaning set forth in the preamble hereto.

                  "Prospectus" means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus and all material incorporated by reference in such prospectus.

                  "Records" has the meaning set forth in Section 2.5(a)(xix).

                  "Registrable Securities" means (i) the shares of Common Stock of the Issuer issued to the Significant Equityholders pursuant to the exercise of rights in the Rights Offering; (ii) the shares of Common Stock, if any, issued by the Issuer to the Significant Equityholders pursuant to the exercise of the Call Option; (iii) any other shares of Common Stock held by the Significant Equityholders; and (iv) any securities that may be issued or distributed or be issuable to the Significant Equityholders in respect of the foregoing by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities listed in the preceding clauses
(i) through (iv) shall cease to be "Registrable Securities" to the extent (i) a Registration Statement with respect to their sale has become effective under the Securities Act and they have been disposed of pursuant to such Registration Statement, (ii) they have been distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, (iii) they may be publicly resold (without volume or method of sale restrictions) without registration under the Securities Act or (iv) they have ceased to be outstanding. For purposes of this Agreement, a "class" of Registrable Securities shall mean all Securities with the same terms and a "percentage" (or a "majority") of the Registrable Securities (or, where applicable, of any other securities) shall be determined (x) based on the number of shares of such securities, in the case of Registrable Securities which are equity securities, and (y) based on the principal amount of such securities, in the case of Registrable Securities which are debt securities.

                  "registration" means a registration of the Issuer's securities for sale to the public under a Registration Statement.

                  "Registration Statement" means any registration statement of the Issuer filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  "Shelf Registration" means a registration effected pursuant to
Section 2.1.

                  "Shelf Registration Statement" means a Registration Statement of the Issuer filed with the SEC on Form S-3 or Form S-3ASR (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities.

                  "Underwritten Offering" means a registration in which securities of the Issuer are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

                  "Valid Business Reason" has the meaning set forth in Section 2.1(c).

                  1.2. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

                         SECTION 2. REGISTRATION RIGHTS

                  2.1. Shelf Registration.

                  (a) Filing. Subject to Section 2.1(c), if the Issuer becomes eligible to file a registration statement on Form S-3 or Form S-3ASR (or any successor form) in respect of any class of Registrable Securities, it shall promptly notify the holders of such eligibility, and within 60 days following the request of any holder or holders holding at least 25% of any such class, the Issuer shall file with the SEC a Shelf Registration Statement relating to the offer and sale of any Registrable Securities held by the holders thereof from time to time in accordance with the methods of distribution elected by such holders and shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective under the Securities Act.

                  (b) Continued Effectiveness. Subject to Section 2.1(c), the Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by the holders during the term of this Agreement. The Issuer shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Issuer voluntarily takes any action or omits to take any action that would result in the inability of any holder of Registrable Securities covered by such Registration Statement to be able to offer and sell any such Registrable Securities during the term of this Agreement, unless such action or omission is required by applicable law.

                  (c) Suspension of Registration. If the filing, initial effectiveness or continued use of the Shelf Registration Statement at any time would require the Issuer to make an Adverse Disclosure or, if in the good faith judgment of the Board of Directors, there exists a Valid Business Reason, the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the Shelf Registration Statement; provided, however, that the Issuer shall not be permitted to do so (A) more than one time during any three-month period, (B) for a period exceeding 45 days on any one occasion or (C) for a period exceeding 90 days in any 12-month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Shelf Registration and any Issuer Free Writing Prospectuses in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders upon the expiration of any period during which it exercised its rights under this Section 2.1(c). The Issuer represents that it currently has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.1(c).

                  (d) Underwritten Offering. If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to the Shelf Registration Statement so elect, such offering shall be in the form of an Underwritten Offering and the Issuer, if necessary, shall use its reasonable best efforts to amend or supplement the Shelf Registration Statement for such purpose. The Issuer, after consulting with the holders of a majority of the class of Registrable Securities to be included in such Underwritten Offering, shall have the right to select the managing underwriter or underwriters for the offering. If the managing underwriter or underwriters of any such proposed Underwritten Offering informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number or amount which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

                           (i) first, pro rata among the holders which have requested participation in such Underwritten Offering (based, for each such holder, on the percentage derived by dividing (x) the number or amount of Registrable Securities of such class which such holder has requested to include in such Underwritten Offering by (y) the aggregate number or amount of Registrable Securities of such class which all such holders have requested to include);

                           (ii) second, and only if all the securities referenced in clause (i) have been included, any other securities of the Issuer requested by the holders thereof to included in such registration that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among such holders (based, for each such holder, on the percentage derived by dividing (x) the number or amount of such securities of such class which such holder has requested to include in such registration by (y) the aggregate number or amount of securities of such class which all such holders have requested to include); and

                           (iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included and in the opinion of such underwriter or underwriters such securities can be sold without having such adverse effect securities offered by the Issuer for its own account.

                  2.2. Demand Registrations.

                  (a) Demand by Holders. (i) At any time the holders of not less than 25% percent of any class of the Registrable Securities may make a written request to the Issuer for registration of all or part of the Registrable Securities held by such holders, provided that at least 25% of such class shall be so registered. Any such requested registration shall hereinafter be referred to as a "Demand Registration." Each request for a Demand Registration shall specify the aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof.

                  (ii) Within ten days following receipt of any request for a Demand Registration, the Issuer shall deliver written notice of such request to all other holders of Registrable Securities of the class or classes to be registered. Thereafter, the Issuer shall include in such Demand Registration any additional Registrable Securities of each such class which the holder or holders thereof have requested in writing be included in such Demand Registration, provided that all requests therefor have been received by the Issuer within ten days of the Issuer's having sent the applicable notice to such holder or holders. The failure of any such holder to respond within such ten-day period shall be deemed to be a waiver of such holder's rights under Section 2.2(a)(ii) with respect to such Demand Registration. All such requests shall specify the aggregate amount and class of Registrable Securities to be registered and the intended method of distribution of the same.

                  (iii) As promptly as practicable (and, in any event, within 60 days) following receipt of a request for a Demand Registration, the Issuer shall file a Registration Statement relating to such Demand Registration and shall use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act.

                  (b) Limitation on Demand Registrations. In no event shall the Issuer be required to effect more than two Demand Registrations.

                  (c) Demand Withdrawal. A holder may withdraw its Registrable Securities from a Demand Registration at any time. If all such holders do so, the Issuer shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of Section 2.2(b) unless (i) the withdrawal is based on the reasonable determination of the holders who requested such registration that there has been, since the date of such request, a material adverse change in the business or prospects of the Issuer or (ii) the holders who requested such registration shall have paid or reimbursed the Issuer for all of the reasonable out-of-pocket fees and expenses incurred by the Issuer in connection with the withdrawn registration.

                  (d) Effective Registration. The Issuer shall be deemed to have effected a Demand Registration if the applicable Registration Statement becomes effective and remains effective for not less than 180 days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer. No Demand Registration shall be deemed to have been effected if an Underwritten Offering is contemplated by such Demand Registration and the conditions to closing specified in the applicable underwriting agreement are not satisfied by reason of a wrongful act, misrepresentation or breach of such underwriting agreement or this Agreement by the Issuer.

                  (e) Suspension of Registration. If the filing, initial effectiveness or continued use of a Registration Statement in respect of a Demand Registration at any time would require the Issuer to make an Adverse Disclosure or, if in the good faith judgment of the Board of Directors, it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Issuer (a "Valid Business Reason"), the Issuer may, upon giving prompt written notice of such action to the holders, delay the filing or initial effectiveness of, or suspend use of, the such Registration Statement; provided, however, that the Issuer shall not be permitted to do so (A) more than one time during any three-month period, (B) for a period exceeding 45 days on any one occasion or
(C) for a period exceeding 90 days in any 12-month period. In the event the Issuer exercises its rights under the preceding sentence, the holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to the Demand Registration and any Issuer Free Writing Prospectus in connection with any sale or offer to sell Registrable Securities. The Issuer shall immediately notify the holders of the expiration of any period during which it exercised its rights under this Section 2.2(e). The Issuer represents that it currently has no knowledge of any circumstance that would reasonably be expected to cause the Issuer to exercise its rights under this Section 2.2(e).

                  (f) Underwritten Offering. If the holders of not less than a majority of the Registrable Securities of any class which are included in any offering pursuant to a Demand Registration so elect, the Issuer shall use its reasonable best efforts to cause such offering to be in the form of an Underwritten Offering. The Issuer, after consulting with the holders of a majority of the class of Registrable Securities to be included in such Underwritten Offering, shall have the right to select the managing underwriter or underwriters for the offering.

                  (g) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of a class of Registrable Securities included in a Demand Registration (or, in the case of a Demand Registration not being underwritten, the holders of a majority of a class of Registrable Securities included in such Registration Statement), inform the holders of such Registrable Securities in writing that, in its or their opinion, the number or amount of securities of such class requested to be included in such Demand Registration exceeds the number or amount which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class of securities offered or the market for the class of securities offered, the number or amount of Registrable Securities of such class that can be included without having such an adverse effect shall be allocated:

                           (i) first, pro rata among the holders which have requested participation in the Demand Registration (based, for each such holder, on the percentage derived by dividing (x) the number or amount of Registrable Securities of such class which such holder has requested to include in such Demand Registration by (y) the aggregate number or amount of Registrable Securities of such class which all such holders have requested to include);

                           (ii) second, and only if all the securities referenced in clause (i) have been included, any other securities of the Issuer requested by the holders thereof to included in such registration that, in the opinion of such underwriter or underwriters, can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among such holders (based, for each such holder, on the percentage derived by dividing (x) the number or amount of such securities of such class which such holder has requested to include in such registration by (y) the aggregate number or amount of securities of such class which all such holders have requested to include); and

                           (iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included and in the opinion of such underwriter or underwriters such securities can be sold without having such adverse effect securities offered by the Issuer for its own account.

                  To the extent that any Registrable Securities requested to be registered are excluded pursuant to the foregoing, the holders thereof shall have the right to one additional Demand Registration under this Section 2.2.

                  (h) Registration Statement Form. Registrations under this
Section 2.2 shall be on such appropriate registration form of the SEC (i) as shall be selected by the Issuer and as shall be reasonably acceptable to the holders of a majority of each class of Registrable Securities requesting participation in the Demand Registration and (ii) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the applicable holders' requests for such registration. Notwithstanding the foregoing, if, pursuant to a Demand Registration, (x) the Issuer proposes to effect registration by filing a Registration Statement on Form S-3 or Form S-3ASR (or any successor or similar short-form registration statement), (y) such registration is in connection with an Underwritten Offering and (z) the managing underwriter or underwriters shall advise the Issuer in writing that, in its or their opinion, the use of another form of registration statement (or the inclusion, rather than the incorporation by reference, of information in the Prospectus related to a Registration Statement on Form S-3 or Form S-3ASR (or other short-form registration statement)) is of material importance to the success of such proposed offering, then such registration shall be effected on such other form (or such information shall be so included in such Prospectus); provided, however, that the Issuer shall not be required to use any form that it reasonably believes, based on the advice of legal counsel, that it is not eligible to use and that no Demand Registration shall be effected using a Form S-4 or a Form S-8 or any successor form thereto.

                  2.3. Incidental Registrations.

                  (a) Participation. (i) If the Issuer at any time proposes to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any holders of its securities (other than (A) a registration under Section 2.1 or Section 2.2 hereof, (B) a registration on Form S-4 or S-8 or any successor form to such forms or (C) a registration of securities solely relating to an offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement, then, as soon as practicable (but in no event less than 20 days prior to the proposed date of filing such Registration Statement), the Issuer shall give written notice of such proposed filing to all holders of Registrable Securities that are equity securities (in the case of a sale of equity securities, including securities convertible into equity securities) or of Registrable Securities that are debt securities (in the case of a sale of debt securities), and such notice shall offer the holders of such Registrable Securities the opportunity to register such number or amount of Registrable Securities as each such holder may request in writing (an "Incidental Registration"). Subject to Section 2.3(b), the Issuer shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such holder of any such notice. The failure of any such holder to respond within such ten-day period shall be deemed to be a waiver of such holder's rights under this Section 2.3(a) with respect to such Incidental Registration. If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer may, at its election, give written notice of such determination to each holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

                  (ii) If the offering pursuant to an Incidental Registration is to be an Underwritten Offering, then each holder making a request for its Registrable Securities to be included therein must, and the Issuer shall use its reasonable best efforts to make such arrangements with the underwriters so that each such holder may, participate in such Underwritten Offering on the same terms as the Issuer and other Persons selling securities in such Underwritten Offering. If the offering pursuant to such registration is to be on any other basis, then each holder making a request for an Incidental Registration pursuant to this Section 2.3(a) must participate in such offering on such basis. In connection with any Incidental Registration under Section 2.3 that is an Underwritten Offering, the Issuer shall not be required to include any Registrable Securities in such Underwritten Offering unless the participating holders thereof accept the terms of the Underwritten Offering provided in
Section 2.6(a), and then only in such quantity as set forth in Section 2.3(b).

                  (iii) Each holder of Registrable Securities shall be permitted to withdraw, by written notice to the Issuer, all or part of such holder's Registrable Securities from an Incidental Registration at any time; provided, however, that, except in the case of a withdrawal pursuant to Section 2.6(b), the Issuer shall be entitled to reimbursement from the holder of such withdrawn Registrable Securities for any SEC registration fees incurred by the Issuer in connection with the registration of such Registrable Securities.

                  (b) Priority of Incidental Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of securities included in an Incidental Registration (or in the case of an Incidental Registration not being underwritten, the Issuer) informs the holders of Registrable Securities of any class sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such holders and any other Persons intend to include in such offering exceeds the number or amount which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

(i) first, 100% of the securities that the Issuer or (subject to Section 2.7) any Person (other than a holder of Registrable Securities) exercising a contractual right to demand registration has proposed to sell shall be included therein;

(ii) second, and only if all the securities referenced in clause (i) have been included, the number or amount of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of an Incidental Registration not being underwritten, the Issuer), can be sold without having such adverse effect shall be included therein, with such number or amount to be allocated pro rata among the holders which have requested participation in the Incidental Registration (based, for each such holder, on the percentage derived by dividing (x) the number or amount of Registrable Securities of such class which such holder has requested to include in such Incidental Registration by
             (y) the aggregate number or amount of Registrable Securities of such class which all such holders have requested to include); and

(iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) have been included, any other securities eligible for inclusion in such registration shall be included therein.

                  2.4.     Black-out Periods

                  (a) Black-out Periods for Holders. In the event of a registration by the Issuer involving the offering and sale by the Issuer of equity securities or securities convertible into or exchangeable for its equity securities, the holders of Registrable Securities agree, if requested by the Issuer (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters), not to effect any public sale or distribution) of any securities (except, in each case, as part of the applicable registration, if permitted) which securities are the same as or similar to those being registered in connection with such registration, or which are convertible into or exchangeable or exercisable for such securities, and not to offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a public sale or distribution of any such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by the Issuer or such managing underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration, to the extent such holders are timely notified in writing by the Issuer or the managing underwriter or underwriters; provided, however, that nothing in this Section 2.4(a) shall prohibit any sale of, or other transaction relating to, Registrable Securities pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

                  (b) Black-out Period for the Issuer and Others. (i) In the case of a registration of a class of Registrable Securities pursuant to Section
2.1 or 2.2 involving the offering and sale of equity securities or securities convertible into or exchangeable for equity securities, the Issuer agrees, if requested by the holders of a majority of such class of Registrable Securities to be sold pursuant to such registration (or, in the case of an Underwritten Offering, by the managing underwriter or underwriters in such Underwritten Offering), not to effect (or register for sale) any public sale or distribution of any securities which are the same as or similar to those being registered, or which are convertible into or exchangeable or exercisable for such securities, and not to offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a public sale or distribution of any such securities, during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such holders or such underwriter or underwriters) after, the effective date of the Registration Statement filed in connection with such registration (or, in the case of an Underwritten Offering under the Shelf Registration, the date of the closing under the underwriting agreement in connection therewith), to the extent the Issuer is timely notified in writing by a holder of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters. Notwithstanding the foregoing, the Issuer may effect a public sale or distribution of securities of the type described above and during the periods described above if the same (A) is made pursuant to registrations on Forms S-4 or S-8 or any successor form to such forms or (B) as part of any registration of securities for offering and sale to employees or directors of the Issuer pursuant to any employee stock plan or other employee benefit plan arrangement.

                  (ii) Subject to Section 2.7, if after the date hereof the Issuer grants any Person (other than a holder of Registrable Securities) any rights to demand or participate in a registration, the Issuer agrees that the agreement with respect thereto shall include such Person's agreement not to effect any public sale or distribution of the securities subject to such agreement (other than securities purchased in a public offering), or securities that are convertible into or exchangeable or exercisable for such securities, and not to offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a public sale or distribution of any such securities, during any period referred to in this Section 2.4(b).

                  2.5. Registration Procedures.

                  (a) In connection with the Issuer's registration obligations in this Agreement, the Issuer will, subject to the limitations set forth herein, use its reasonable best efforts to effect any such registration so as to permit the sale of the applicable Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Issuer will:

                  (i) before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto and in connection therewith, furnish to the underwriter or underwriters, if any, and to holders of a majority of each class of Registrable Securities covered by such Registration Statement, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters and such holders and their respective counsel and, except in the case of a registration under
Section 2.3, not file any Registration Statement or Prospectus or amendments or supplements thereto to which the holders of a majority of the class of Registrable Securities covered by the same or the underwriter or underwriters, if any, shall reasonably object;

                  (ii) prepare and file with the SEC such amendments or supplements to the applicable Registration Statement, Prospectus or any Issuer Free Writing Prospectus as may be (A) reasonably requested by any participating holder (to the extent such request relates to information relating to such holder), (B) necessary to keep such registration effective for the period of time required by this Agreement or (C) reasonably requested by the holders of a majority of any class of the participating Registrable Securities;

                  (iii) notify the selling holders of Registrable Securities and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as reasonably practicable after notice thereof is received by the Issuer (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective and when the applicable Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to any such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threat of any proceedings for such purposes and (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                  (iv) promptly notify each selling holder of Registrable Securities and the managing underwriter or underwriters, if any, when the Issuer becomes aware of the happening of any event as a result of which the applicable Registration Statement, Prospectus (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of a Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary to amend or supplement any such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case, subject to Sections 2.1(c) and 2.2(e), as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which will correct such statement or omission or effect such compliance;

                  (v) make every reasonable effort to prevent or obtain at the earliest possible moment the withdrawal of any stop order with respect to the applicable Registration Statement or other order or notice preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;

                  (vi) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters, if any, or the holders of a majority of the Registrable Securities of the class being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities; and make, subject to Sections 2.1(c) and 2.2(e), all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

                  (vii) furnish to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many conformed copies as such holder or managing underwriter may reasonably request of the applicable Registration Statement;

                  (vii) deliver to each selling holder of Registrable Securities and each managing underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any Issuer Free Writing Prospectus as such holder or managing underwriter may reasonably request (it being understood that the Issuer consents to the use of the Prospectus and any Issuer Free Writing Prospectus by each of the selling holders of Registrable Securities and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered thereby) and such other documents as such selling holder or managing underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such holder or underwriter;

                  (ix) on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of each state and other jurisdiction of the United States, as any such selling holder or underwriter, if any, or their respective counsel reasonably requests in writing, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect so as to permit the commencement and continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                  (x) cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

                  (xi) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (xii) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which certificates shall be in a form eligible for deposit with The Depository Trust Company;

                  (xiii) obtain for delivery to the holders of each class of Registrable Securities being registered and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Issuer dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which counsel and opinions shall be reasonably satisfactory to a majority of the holders of each such class and underwriter or underwriters, if any, and their respective counsel;

                  (xiv) in the case of an Underwritten Offering, obtain for delivery to the Issuer and the underwriter or underwriters, if any, with copies to the holders of Registrable Securities included in such registration, cold comfort letters from the Issuer's independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request;

                  (xv) cooperate with each seller of Registrable Securities and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

                  (xvi) use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable (but not more than 15 months) after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                  (xvii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

                  (xviii) cause all Registrable Securities of a class covered by the applicable Registration Statement to be listed or quoted on each securities exchange on which any of the Issuer's securities of such class are then listed or quoted and on each inter-dealer quotation system on which any of the Issuer's securities of such class are then quoted;

                  (xix) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by a representative appointed by the holders of a majority of the Registrable Securities of each class covered by the applicable Registration Statement, by any managing underwriter or underwriters participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such sellers or any such managing underwriter (each an "Inspector", and collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records"), and cause all of the Issuer's officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves reasonably available to discuss the business of the Issuer and to supply all information reasonably requested by the Inspectors in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that Records that the Issuer determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Issuer if the Issuer shall so request) unless (a) the disclosure of such Records is necessary, in the Issuer's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (c) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Issuer or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at the Issuer's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Issuer is unsuccessful in preventing the disclosure of such Records, such seller agrees that it shall furnish only portion of those Records which it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records;

                  (xx) in the case of an Underwritten Offering, cause the senior executive officers of the Issuer to participate in the customary "road show" presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

                  (xxi) promptly after the issuance of an earnings release or upon the request of any holder, prepare a current report on Form 8-K with respect to such earnings release or a matter of disclosure as requested by such holder and file such Form 8-K with the SEC.

                  (b) The Issuer may require each selling holder of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding the distribution of such Securities and such other information relating to such holder and its ownership of the applicable Registrable Securities as the Issuer may from time to time reasonably request. Each holder of Registrable Securities agrees to furnish such information to the Issuer and to cooperate with the Issuer as necessary to enable the Issuer to comply with the provisions of this Agreement. The Issuer shall have the right to exclude any holder that does not comply with the preceding sentence from the applicable registration.

                  (c) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 2.5(a)(iv), such holder will discontinue disposition of its Registrable Securities pursuant to such Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus, as the case may be, contemplated by Section 2.5(a)(iv), or until such holder is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus or such Issuer Free Writing Prospectus or any amendments or supplements thereto and, if so directed by the Issuer, such holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities which are current at the time of the receipt of such notice. In the event that the Issuer shall give any such notice in respect of a Demand Registration, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.5(a)(iv) or is advised in writing by the Issuer that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.

                  (d) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that it will not use any Free Writing Prospectus relating to the offer or sale of such securities without the prior written consent of the Issuer, which shall not be unreasonably withheld or delayed.

                  2.6. Underwritten Offerings.

                  (a) Underwriting Agreements. If requested by the underwriters for any Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the Issuer and the holders of Registrable Securities to be included therein shall enter into an underwriting agreement with such underwriters, such agreement to be reasonably satisfactory in substance and form to the Issuer, the holders of a majority of each class of the Registrable Securities to be included in such Underwritten Offering and the underwriters, and to contain such terms and conditions as are generally prevailing in agreements of that type, including, without limitation, indemnities no less favorable to the recipient thereof than those provided in Section 2.9. The holders of any Registrable Securities to be included in any Underwritten Offering pursuant to Section 2.3 shall enter into such an underwriting agreement at the request of the Issuer. All of the representations and warranties by, and the other agreements on the part of, the Issuer to and for the benefit of such underwriters included in each such underwriting agreement shall also be made to and for the benefit of such holders and any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. No holder shall be required in any such underwriting agreement to make any representations or warranties to or agreements with the Issuer or the underwriters other than representations, warranties or agreements regarding such holder, such holders Registrable Securities, such holder's intended method of distribution and any other representations required by law.

                  (b) Price and Underwriting Discounts. In the case of an Underwritten Offering requested by holders pursuant to Section 2.1 or 2.2, the price, underwriting discount and other financial terms for each class of Registrable Securities of the related underwriting agreement shall be determined by the holders of a majority of such class of Registrable Securities included in such Underwritten Offering. In the case of any Underwritten Offering pursuant to
Section 2.3, such price, discount and other terms shall be determined by the Issuer, subject to the right of the holders to withdraw their request to participate in the registration pursuant to Section 2.3(a)(iii) after being advised of such price, discount and other terms.

                  (c) Participation in Underwritten Offerings. No Person may participate in an Underwritten Offering unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  2.7. No Inconsistent Agreements; Additional Rights. The Issuer will not enter into, and is not currently a party to, any agreement which is, or could be, inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.
                  2.8. Registration Expenses. (a) Subject to Section 2.2(c), the Issuer shall pay all of the expenses set forth in this Section 2.8(a) in connection with its performance or compliance with this Agreement, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or the NASD, (ii) all fees and expenses of compliance with state securities or "Blue Sky" laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Issuer and of all independent certified public accountants of the Issuer, (v) Securities Act liability insurance or similar insurance if the Issuer so desires or the underwriter or underwriters, if any, so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or the quotation of the Registrable Securities on any inter-dealer quotation system and (vii) all applicable rating agency fees with respect to any applicable Registrable Securities. In addition, in all cases the Issuer shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Issuer. In addition, the Issuer shall pay all reasonable fees and disbursements of one law firm or other counsel selected by the holders of a majority of the Registrable Securities being registered.

                  (b) The Issuer shall not be required to pay any other costs or expenses in the course of the transactions contemplated hereby, including underwriting discounts and commissions and transfer taxes attributable to the sale of Registrable Securities and the fees and expenses of counsel to the underwriters other than pursuant to Section 2.8(a).

                  2.9. Indemnification.

                  (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities and their respective affiliates, and each of their respective officers, directors, partners, members, employees, agents, counsel, financial advisors and assignees (including affiliates of such assignees) and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses (including reasonable costs of investigation and reasonable legal expenses), joint or several (each, a "Loss" and collectively "Losses"), arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading , and the Issuer agrees to reimburse (on an as-incurred monthly basis) each indemnified party for any reasonable legal or other reasonable expenses incurred in connection with investigating, defending or participating in any such Loss (whether or not such indemnified party is a party to any action or proceeding out of which indemnified expenses arise); provided, however, that the Issuer shall not be liable to any indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Issuer by such holder expressly for use in the preparation thereof. This indemnity shall be in addition to any liability the Issuer may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any indemnified party and shall survive the transfer of such securities by such holder. The Issuer will also indemnify, if applicable and if requested, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution pursuant hereto, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Indemnified Persons.

                  (b) Indemnification by the Holders. Each selling holder of Registrable Securities agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Issuer, its officers, directors, employees, agents, counsel and financial advisors and each Person who controls the Issuer (within the meaning of the Securities Act and the Exchange
Act) from and against any Losses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment thereof or supplement thereto, or necessary to make the statements therein (in the case of a Prospectus or Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission had been contained in any information furnished in writing by such selling holder to the Issuer specifically for inclusion in such Registration Statement, including, without limitation, information furnished to the Issuer pursuant to Section 2.5(b) hereof. This indemnity shall be in addition to any liability such holder may otherwise have. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder under the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel chosen by it and reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after having received notice of such claim from the Person entitled to indemnification hereunder and to employ counsel reasonably satisfactory to such Person, (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or (D) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld; provided, however, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any restriction on the indemnified party or its officers or directors. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of an unconditional release from all liability in respect to such claim or litigation. The indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (together with one firm of local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) a conflict or potential conflict exists or may exist (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties or (z) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

                  (d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.9 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by paragraphs (a) and (b) of this Section 2.9, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything in this
Section 2.9(d) to the contrary, no indemnifying party (other than the Issuer) shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.9(a) and 2.9(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party.

                  2.10. Rules 144 and 144A. The Issuer covenants that it will take such action to the extent required from time to time to enable any holder of Registrable Securities to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Issuer will deliver to such holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

                            SECTION 3. MISCELLANEOUS

                  3.1. Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Issuer may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Significant Equityholders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Issuer has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes, such references shall be construed to refer to such designated registration statement.

                  3.2. Term. This Agreement shall terminate upon the earliest of
(i) the later of (A) the two-year anniversary of the date of this Agreement and
(B) the two-year anniversary of the initial Shelf Registration, if any, becoming effective and (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (B) the holders are permitted to sell their Registrable Securities under Rule 144(k) under the Securities Act (or any similar provision then in force permitting the sale of restricted securities without limitation on the amount of securities sold or the manner of sale) or (C) all Registrable Securities having ceased to be Registrable Securities pursuant to the definition thereof. The provisions of Section 2.9 and Section 2.10 shall survive any termination of this Agreement.

                  3.3. Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including, without limitation, specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

                  3.4. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  3.5. Notices. (a) All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered or certified first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

    If to the Significant Equityholders, to:

     D. E. Shaw & Co., L.P.                 Par IV Master Fund, Ltd.
     120 West 45th Street, 39th Floor       50 Tice Blvd.  3rd Floor
     New York, NY 10036                     Woodcliff Lake, NJ 07677
     Attention:  Maureen Knoblauch          Attention:  Robert B. Burke
     Facsimile No.:  1 212 845 1628         Facsimile No.:  201 573 7535
     Telephone No.:  1 212 478 0628         Telephone No.:  201 573 7500
     Email:  Maureen.knoblauch@deshaw.com   Email:  burke@par4capital.com

     Goldman, Sachs & Co.                   Sunrise Partners Limited Partnership
     One New York Plaza, 50th Floor         Two American Lane
     New York, NY 10004                     Greenwich, CT 06836-2571
     Attention:  Sandip Khosla              Attention:  Michael J. Berner
     Facsimile No.:  212 428 4769           Facsimile No.:  203 861 4823
     Telephone No.:  212 357 6979           Telephone No.:  203 861 3233
     Email:  sandip.khosla@gs.com           Email:  mberner@paloma.com


     Sigma Capital Management, LLC
     540 Madison Avenue
     New York, NY 10022
     Attention:  John Reilly
     Facsimile No.:  203 890 6678
     Telephone No.:  212 756 1568
     Email:  johnre@sigmacapny.com


    With a copy to:

              Cleary Gottlieb Steen & Hamilton LLP
              One Liberty Plaza
              New York, NY 10006
              Attention:  James Bromley
              Facsimile No.:  212 225 3999
              Telephone No.:  212 225 2000

    If to the Issuer, to:

              Foamex International Inc.
              1000 Columbia Avenue
              Linwood, PA 19061
              Attention:  Gregory J. Christian, Esq.
              Executive Vice President
              Facsimile No.:   610 859 2948
              Telephone No.:  610 859 3000

    With a copy to:

              Paul, Weiss, Rifkind, Wharton & Garrison LLP
              1285 Avenue of the Americas
              New York, NY  10019
              Attention:  Judith R. Thoyer, Esq.
              Facsimile No.:  212 492 0002
              Telephone No.:  212 373 3002

                  (b) Each holder, by written notice given to the Issuer in accordance with this Section 3.5 may change the address to which notices, other communications or documents are to be sent to such holder. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by addressee, if by facsimile transmission; (iii) five business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; (iv) when receipt is acknowledged, if transmitted by facsimile transmission or by electronic mail; and (v) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

                  3.6. Successors, Assigns and Transferees. (a) The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned, provided, however, that no such transfer or assignment shall be binding upon or obligate the Issuer to any such assignee unless and until the Issuer shall have received notice of such assignment as herein provided and a written agreement of the assignee to be bound by the provisions of this Agreement. Any transfer or assignment made other than as provided in the first sentence of this Section 3.6 shall be null and void.

                  (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                  3.7. Governing Law; Service of Process; Consent to Jurisdiction. (a) This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed within the state.

                  (b) To the fullest extent permitted by applicable law, each party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York and in any New York State court located in the Borough of Manhattan and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in the State of New York for purposes of all legal proceedings arising out of, or in connection with, this Agreement or the transactions contemplated hereby and (iii) irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  (c) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

                  3.8. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  3.9. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained therein.

                  3.10. Amendment; Waiver.

                  (a) This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Issuer and the holders of a majority of Registrable Securities of each class then outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment, modification, waiver or consent authorized by this Section 3.10(a), whether or not such Registrable Securities shall have been marked accordingly.

                  (b) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  3.11. Counterparts. This Agreement may be executed in any number of separate counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.




D. E. SHAW LAMINAR PORTFOLIOS, L.L.C. PAR IV MASTER FUND, LTD.

Name:   /s/ Julius Gaudio                  Name:   /s/ Robert B. Burke
       ----------------------------------         --------------------
Title:   Authorized Signatory              Title:   Director
       ----------------------------------         -------------------------

GOLDMAN, SACHS & CO.                       SUNRISE PARTNERS LIMITED PARTNERSHIP

Name:    /s/ Justin Slatky                 Name:    /s/ Douglas W. Ambrose
       ----------------------------------         -------------------------
Title:     Managing Director               Title:   Vice President
       ----------------------------------         -------------------------

SIGMA CAPITAL ASSOCIATES, LLC
By Sigma Capital Management, LLC
Name:    /s/ Peter A. Nussbaum
Title:   Authorized Signatory




FOAMEX INTERNATIONAL INC.

Name:   /s/ Gregory J. Christian
       ----------------------------------
Title:      EVP & General Counsel
       ----------------------------------